UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2023

Date of Report (Date of earliest event reported)

VESTIAGE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56529	45-4895104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7339 E. Williams Drive, Unit 26496 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(602) 793-8058

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	NA	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 25, 2023, the registrant’s majority shareholder, Small Cap Compliance, LLC, entered into a Stock Purchase Agreement (the “Agreement”) with Well Profit Holdings Limited. As per the terms of the Agreement, Small Cap Compliance, LLC sold its control block of stock, 300,000 shares of Convertible Series D Preferred Stock to Well Profit Holdings Limited and the Company issued 305,000,000 shares of Restricted Common Stock for the purchase price of $335,000. The Agreement was fully executed on August 23, 2023. (See Exhibit 10.2)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On August 25, 2023, a change in control of the Company occurred by virtue of the Company's largest shareholder, Small Cap Compliance, LLC, selling 300,000 shares of the Convertible Series D Preferred Stock and the Company issuing 305,000,000 shares of Restricted Common Stock to Well Profit Holdings Limited. Such shares represent 100% of the Company's total issued and outstanding shares of Convertible Series D Preferred Stock and 84.5% of the Company’s total issued and outstanding shares of Common Stock. As part of the sale of the shares, Ms. Keaveney, owner of Small Cap Compliance, LLC, arranged with Raymond Fu, control person for Well Profit Holdings Limited, prior to resigning as the sole Officer and member of the Company's Board of Directors and to appoint new officers and directors of the Company. (See Item 5.02 below and Exhibit 10.3)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 25, 2023, the Company accepted the resignation of Rhonda Keaveney as the sole Officer of the Company and as the sole member of the Company’s Board of Directors. The resignation of Ms. Keaveney was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Simultaneously the following Officers and Directors were elected:

Raymond Fu as its CEO, CFO, Treasurer, and Director

Timothy Lam as its Secretary

The officers and directors have extensive knowledge in the management and regulatory compliance of micro-cap public companies. In addition, all officers are currently holding and have previously held positions of officers and directors for publicly traded companies.

Mr. Raymond Fu has more than 20 years of professional experience in operations, management and M&A in the finance industry. Mr Fu worked various roles at Triplenic Holdings Limited (now known as Fujian Group Limited (HKEX:181)), including as an executive director where he helped the group grow from a market value of 1 billion HKD to 300 billion HKD. Mr Fu has also held the role of executive director of Asia Image Investment Limited.

Timothy was admitted as a lawyer in New South Wales, Australia in 2007. He is also admitted and a qualified lawyer in New Zealand and Hong Kong. Since 2019, he has been a Partner in a Hong Kong law firm and has experience across multiple jurisdictions including USA, Hong Kong, Australia, China, New Zealand, Thailand, Cayman Islands and the BVI. Timothy has worked in both domestic and international firms in Australia and Hong Kong.

Timothy has a Bachelors in Arts (Philosophy), Bachelors in Law, Masters in Law (Corporate and Finance), Masters in Industrial Property, Masters in Applied Law (Commercial Litigation), Masters in Strategic Public Relations, Masters in Buddhist Studies and is currently completing his Masters in Buddhist Counselling.

Timothy has advised and acted for multiple listed companies in Hong Kong and Australia. He has also advised listed company board members on their obligations and has also advised high level corporate and governmental staff as to their duties in their roles.

Timothy is a Member of the Hong Kong Law Society, a Member of the NSW Law Society, a Governor to the Board of the Children’s Cancer Foundation and a Fellow of the Hong Kong Institute of Directors. He has been a director on multiple boards in private companies in Australia and Hong Kong.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

10.2	Stock Purchase Agreement, between the Small Cap Compliance and Well Profit Holdings Limited Dated May 25, 2023.
10.3	Resignations and appointment of officers and directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestiage, Inc.

DATE: August 29, 2023

By: /s/Rhonda Keaveney

Name: Rhonda Keaveney

Title: CEO

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